As filed with the Securities and Exchange Commission on February 26, 2013

Registration No. 333-177804

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

Post-Effective Amendment No.1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

General Electric Company

(Exact name of registrant as specified in its charter)

New York (State of incorporation)	14-0689340 (IRS Employer Identification Number)

3135 Easton Turnpike
Fairfield, Connecticut 06828
(203) 373-2211

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christoph A. Pereira
Chief Corporate, Securities and Finance Counsel
3135 Easton Turnpike
Fairfield, Connecticut 06828
(203) 373-2663

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald O. Mueller, Esq. Andrew L. Fabens, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000	John G. Crowley, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-177804) of General Electric Company (the “Registrant”), which was filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2011 and became effective on December 8, 2011 (the “Registration Statement”), hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder and seeks to discontinue the effectiveness of and withdraw the Registration Statement. To date, the Registrant has sold $7,002,100,800 in securities registered pursuant to the Registration Statement, leaving $12,997,899,200 in such securities unsold.

In accordance with the registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

On February 26, 2013, the Registrant filed with the Commission a new automatic shelf registration statement on Form S-3 (File No. 333-186882).

The Registrant hereby requests that all fees paid to the Commission in connection with the filing of the Registration Statement be credited to the Registrant’s account for future use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on the 26th day of February, 2013.

GENERAL ELECTRIC COMPANY

By:	/s/ Jamie S. Miller
	Name:	Jamie S. Miller
	Title:	Vice President, Controller and Chief
Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)	February 26, 2013
Jeffrey R. Immelt

*	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	February 26, 2013
Keith S. Sherin

*	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	February 26, 2013
Jamie S. Miller

*	Director	February 26, 2013
W. Geoffrey Beattie

*	Director	February 26, 2013
James I. Cash, Jr.

*	Director	February 26, 2013
Ann M. Fudge

*	Director	February 26, 2013
Susan Hockfield

*	Director	February 26, 2013
Andrea Jung

*	Director	February 26, 2013
Alan G. Lafley

Signature	Title	Date

*	Director	February 26, 2013
Robert W. Lane

*	Director	February 26, 2013
Ralph S. Larsen

*	Director	February 26, 2013
Rochelle B. Lazarus

*	Director	February 26, 2013
James J. Mulva

*	Director	February 26, 2013
Sam Nunn

*	Director	February 26, 2013
Roger S. Penske

*	Director	February 26, 2013
Robert J. Swieringa

*	Director	February 26, 2013
James S. Tisch

*	Director	February 26, 2013
Douglas A. Warner III

A Majority of the Board of Directors

/s/ Christoph A. Pereira	As Attorney-In-Fact for the individuals noted above with an asterisk.	February 26, 2013
Christoph A. Pereira